EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
Attorneys At Law
1065 Avenue of the Americas
New York, New York 10018

Telephone: (212) 930-9700
Facsimile: (212) 930-9725

March 5, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	The Singing Machine Company, Inc.
Form S-8 Registration Statement, Post Effective Amendment No. 3

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8, Post Effective Amendment No. 3, (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by The Singing Machine Company, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP